Exhibit 10.2
FIRST AMENDMENT TO LEASE AGREEMENT
THIS FIRST AMENDMENT TO LEASE AGREEMENT (this "First Amendment") is made as of August 25, 2023, by and between 8800 TECHNOLOGY FOREST PL, LLC, a Delaware limited liability company ("Landlord"), and NURIX THERAPEUTICS, INC., a Delaware corporation ("Tenant").
RECITALS
A.    Landlord and Tenant are parties to that certain Lease Agreement dated as of March 1, 2022 (the "Lease"). Pursuant to the Lease, Tenant leases certain premises consisting of approximately 46,434 rentable square feet ("Premises") designated as Suite 200 in a building designated as Building 100 located at 8800 Technology Forest Place, The Woodlands, Texas 77381. The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.
B.    The Base Term of the Lease is scheduled to expire on February 28, 2035 (the “Expiration Date”).
C.    Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, update the Rentable Area of the Premises, Building and Project based on a recently completed remeasurement.
NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
1.Remeasurement. Landlord has remeasured the Premises, Building and Project and as a result the parties hereby stipulate that, effective as of September 1, 2023, Page 1 of the Lease is hereby amended as follows:
(i)The definition of “Premises” on Page 1 of the Lease is amended by replacing the phrase “46,434 rentable square feet” with “50,094 rentable square feet.”
(ii)The “Rentable Area of Premises” on Page 1 of the Lease is amended to be 50,094 sq. ft.
(iii)The “Rentable Area of Building” on Page 1 of the Lease is amended to be 123,392 sq. ft.
(iv)The “Rentable Area of Project” on Page 1 of the Lease is amended to be 321,977 sq. ft.
(v)The “Tenant’s Share of Operating Expenses of Building” on Page 1 of the Lease is amended to be 40.6%.
(vi)The “Building Share of Operating Expenses of Project” on Page 1 of the Lease is amended to be 38.3%.
Although the rentable area of the Premises, Building and Project are being amended, during the Base Term the parties hereby agree that the Base Rent, TI Allowance, and Security Deposit are not being changed or amended as a result of such remeasurement. In addition, the rentable area that is being partially abated in Section 3(a) of the Lease shall remain unchanged. However, as of September 1, 2023, the parties agree that for purposes of calculating the Additional Rent due from Tenant, that the Tenant’s Share of Operating Expenses of Building and Building Share of Operating Expenses of Project shall be amended as reflected herein.
2.OFAC. Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of this Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.
3.Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, "Broker") in connection with the transaction reflected in this First Amendment and that no Broker brought about this transaction. Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this First Amendment.
4.Miscellaneous.
a.This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.
b.This First Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
c.This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this First Amendment attached thereto.
d.Except as amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.
[Signatures are on the next page.]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

TENANT:

NURIX THERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ Christine Ring
Christine Ring
Its:	General Counsel

X I hereby certify that the signature, name, and title above are my signature, name and title

LANDLORD:

8800 TECHNOLOGY FOREST PL, LLC,
a Delaware limited liability company

By:	Texas Real Estate Holding No. 1, LLC,
a Delaware limited liability company,
managing member

By:	Alexandria Real Estate Equities, L.P.,
a Delaware limited partnership,
managing member

By:	ARE-QRS Corp.,
a Maryland corporation,
general partner

By:	/s/ Mark Hikin
Mark Hikin
VP – Real Estate Legal Affairs